Exhibit 10.2.3

CENTRAL GARDEN & PET COMPANY

THIRD AMENDMENT

TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of March 26, 2004 between CENTRAL GARDEN & PET COMPANY, a Delaware corporation (“Borrower”) and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent for Lenders (“Administrative Agent”), and is made with reference to that certain Credit Agreement dated as of May 14, 2003, as amended to date (as so amended, the “Credit Agreement”), by and among Borrower, the financial institutions listed therein as Lenders, the Co-Syndication Agents named therein, and the Administrative Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, Borrower, Agents and Lenders desire to amend the Credit Agreement (i) to permit Borrower to receive Revolving Loans of up to $30,000,000 (U.S. dollar equivalent) denominated in British Pounds Sterling, Canadian Dollars or Euros, (ii) to permit Borrower and Subsidiary Guarantors to make certain secured intercompany loans to Foreign Subsidiaries, including a new subsidiary in the United Kingdom, (iii) to increase the aggregate amount of the Revolving Loan Commitments by $25,000,000, and (iv) to make certain other amendments as provided herein;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. AMENDMENTS TO THE CREDIT AGREEMENT – FOREIGN CURRENCY LOANS AND INTERCOMPANY LOANS

1.1 Amendments to Section 1: Definitions

A. New Definitions. Subsection 1.1 of the Credit Agreement is hereby amended by adding the following definitions, inserted in proper alphabetical order:

““Approved Foreign Currency” means British Pounds Sterling, Canadian Dollars or Euros.”

““Approved Jurisdiction” means the United States of America and the United Kingdom.”

““Dollar Equivalent” means U.S. Dollars or, on any date when an amount expressed in a currency other than U.S. Dollars is to be determined in U.S. Dollars, an equivalent amount of U.S. Dollars determined at the nominal rate of exchange quoted by Administrative Agent in New York City, not later than 9:00 A.M. (New York time) on the date of determination, to prime banks in New York City for the spot purchase in the New York foreign exchange market of U.S. Dollars with such other currency.”

““Exchange Rate” means, on any date when an amount expressed in a currency other than U.S. Dollars is to be determined, the nominal spot rate of exchange quoted by Administrative Agent in the New York foreign exchange market for the purchase of such currency in exchange for U.S. Dollars.”

““Foreign Currency Lender” means Lenders that have Foreign Currency Loan Commitments or that have made Foreign Currency Loans, including Fronting Lender (on behalf of Lenders who are Foreign Currency Participants), together with their successors and permitted assigns pursuant to subsection 10.1.”

““Foreign Currency Loan” means Revolving Loans made by Foreign Currency Lenders denominated in an Approved Foreign Currency pursuant to subsection 2.1A(iii).”

““Foreign Currency Loan Commitment” means the commitment of a Foreign Currency Lender to make Foreign Currency Loans to Borrower pursuant to subsection 2.1A(iii), and “Foreign Currency Loan Commitments” means such commitments of all such Lenders in the aggregate.”

““Foreign Currency Participant” has the meaning set forth in subsection 2.1A(iv).”

““Foreign Currency Participation” has the meaning set forth in subsection 2.1A(iv).”

““Foreign Loan Party” means each Subsidiary of Borrower which is organized under the laws of the United Kingdom or any political subdivision thereof and which has either executed an Intercompany Note or Intercompany Note Guaranty, which Intercompany Note or Intercompany Note Guaranty is secured by a security interest in substantially all of such Subsidiary’s real, personal and mixed property.”

““Fronting Lender” means Administrative Agent.”

““Intercompany Collateral Documents” means all such agreements, documents and instruments that, in Administrative Agent’s reasonable judgment, are necessary or desirable (a) to create a First Priority Lien in favor of Borrower (or a security trustee in lieu of Borrower) in substantially all personal and mixed property of each Foreign Loan Party as security for such

Person’s obligations under the applicable Intercompany Note and (b) to evidence a First Priority Lien in favor of Borrower (or a security trustee in lieu of Borrower) in substantially all personal and mixed property of each Intercompany Note Guarantor as security for such Intercompany Note Guarantor’s obligations under the Intercompany Note Guaranty to which it is a party, all in form and substance satisfactory to Administrative Agent.”

““Intercompany Loan” means the proceeds of Loans advanced by Borrower or a Subsidiary Guarantor to a Foreign Loan Party under an Intercompany Note.”

““Intercompany Note” means a promissory note made by a Foreign Loan Party to the order of Borrower or a Subsidiary Guarantor, in form and substance acceptable to Administrative Agent, evidencing such Person’s obligations to repay the credit extensions made by Borrower to such Person as permitted under Subsection 7.1 hereof.”

““Intercompany Note Guarantors” means, individually and collectively, each Subsidiary of each Foreign Loan Party that has executed an Intercompany Note.”

““Intercompany Note Guaranty” means that Intercompany Note Guaranty (or Intercompany Note Guaranties) to be executed and delivered by each Intercompany Note Guarantor from time to time in accordance with subsection 6.8D, in form and substance acceptable to Administrative Agent.”

““Mandatory Cost Rate” means, with respect to any period, a rate per annum determined in accordance with Schedule 1.1.”

““Overnight Rate” means, for any day, (a) with respect to payments in U.S. Dollars, the Federal Funds Effective Rate and (b) with respect to payments in an Approved Foreign Currency, the rate of interest per annum at which overnight deposits in the applicable Approved Foreign Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by CIBC’s principal office in London to major banks in the London or other applicable offshore interbank market.”

B. Adjusted LIBOR. Subsection 1.1 of the Credit Agreement is hereby further amended by adding the following to the end of the definition of “Adjusted LIBOR” appearing therein:

“For any Interest Period with respect to any LIBOR Loan advanced by a Lender required to comply with the relevant requirements of the Bank of England and the Financial Services Authority of the United Kingdom, Adjusted LIBOR shall be the sum of (a) the rate determined in accordance with the first sentence of this definition and (b) the Mandatory Cost Rate for such Interest Period.”

C. Business Day. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definition of “Business Day” appearing therein and substituting the following therefor:

““Business Day” means any day excluding Saturday, Sunday and any day which (a) with respect to credit extensions other than Loans denominated in an Approved Foreign Currency, is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, (b) with respect to all notices, determinations, fundings and payments in connection with Adjusted LIBOR or any LIBOR Loan, is not a day for trading by and between banks in Dollar deposits in the London Interbank Market, and (c) with respect to Loans denominated in an Approved Foreign Currency, is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, or is a day on which dealings in deposits denominated in the applicable Approved Foreign Currency are not carried out in London or by Administrative Agent’s lending office in the country of such Approved Foreign Currency (or such other office as may be designated by Administrative Agent), and with respect to Loans denominated in Euros, is a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (“TARGET”) system is not operating.”

D. Collateral Documents. Subsection 1.1 of the Credit Agreement is hereby further amended by amending the definition of “Collateral Documents” appearing therein by adding the following at the end thereof:

“, including, without limitation, Liens granted to Borrower (or to a security trustee in lieu of Borrower) under the Intercompany Notes, Intercompany Collateral Documents, and Intercompany Note Guaranties, which Liens have been assigned to Administrative Agent (or which security trustee agrees to act in accordance with Administrative Agent’s instructions) as security for any or all of the Obligations. For purposes of this Agreement, references to “Liens in favor of Administrative Agent” shall include Liens described in the preceding sentence, whether such Liens were granted by a Loan Party initially in favor of Administrative Agent or were granted initially in favor of Borrower (or a security trustee in lieu of Borrower).”

E. Dollars. Subsection 1.1 of the Credit Agreement is hereby further amended by amending the definition of “Dollars” appearing therein by changing such term to “U.S. Dollars”, and, accordingly, the Credit Agreement is hereby further amended to change the defined term “Dollars” at each appearance thereof to “U.S. Dollars”.

F. LIBOR Loans. Subsection 1.1 of the Credit Agreement is hereby further amended by amending the definition of “LIBOR Loans” appearing therein by adding the following to the end thereof: “, which may be denominated in U.S. Dollars or an Approved Foreign Currency. LIBOR Loans include all Foreign Currency Loans.”

G. Loan Documents. Subsection 1.1 of the Credit Agreement is hereby further amended by amending the definition of “Loan Documents” appearing therein by adding the following phrase immediately after the phrase “the Environmental Indemnity Agreement” appearing therein: “, the Intercompany Notes, the Intercompany Note Guaranties,”.

H. Foreign Currency Credit Extensions. A new Subsection 1.4 is hereby added to the end of Section 1 of the Credit Agreement as follows:

“1.4 Foreign Currency Credit Extensions; Currency Equivalents.

With respect to each borrowing, conversion or continuation of any Loans denominated in an Approved Foreign Currency and on at least one date in each calendar quarter and on any additional dates as may be specified by Administrative Agent or Requisite Lenders, Administrative Agent shall determine the Dollar Equivalent of such Approved Foreign Currency. Except as may be otherwise provided for herein, the applicable amount of any currency for purposes of the Loan Documents shall be the Dollar Equivalent amount as so determined by Administrative Agent.”

I. Change of Currency. A new Subsection 1.5 is hereby added to the end of Section 1 of the Credit Agreement as follows:

“1.5 Change of Currency.

Unless otherwise prohibited by law, if more than one currency or currency unit are recognized at the same time by the central bank of any country as the lawful currency of that country, then: (i) any reference in the Loan Documents to, and any obligations arising under the Loan Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Administrative Agent (after consultation with the Borrower); and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognized by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Administrative Agent (acting reasonably). If a change in any currency of a country occurs, this Agreement will, to the extent reasonably necessary or desirable in the opinion of Administrative Agent (after consultation with the Borrower), be amended to comply with any generally accepted conventions and market practice in the relevant interbank market and otherwise to reflect the change in currency.”

1.2 Amendments to Section 2: Amounts and Terms of Commitments and Loans

A. Revolving Loan Commitments. Subsection 2.1A(ii) of the Credit Agreement is hereby amended by deleting the last paragraph thereof and substituting the following therefor:

“Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitations that (a) in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect and (b) in no event shall the aggregate amount of all Revolving Loans that are Foreign Currency Loans exceed the Dollar Equivalent of $30,000,000.”

B. Foreign Currency Loan Commitments. Subsection 2.1A of the Credit Agreement is hereby amended by adding new clauses (iii), (iv) and (v) to the end thereof as follows:

“(iii) Foreign Currency Loan Commitments. Each Foreign Currency Lender severally agrees, subject to the limitations set forth below, to make a portion of its Revolving Loan Commitments available to Borrower from time to time during the period from March 26, 2004 to but excluding the Revolving Loan Commitment Termination Date by making Foreign Currency Loans to Borrower in an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Dollar Equivalent of the Foreign Currency Loan Commitments. The Foreign Currency Loan Commitment of Fronting Lender is equal to the difference between (x) the aggregate Dollar Equivalent of the Foreign Currency Loan Commitments and (y) the aggregate Dollar Equivalent of the Foreign Currency Loan Commitments of Foreign Currency Lenders other than Fronting Lender, notwithstanding the fact that such Foreign Currency Loans, when aggregated with Fronting Lender’s outstanding Revolving Loans and its Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Fronting Lender’s Revolving Loan Commitment. The aggregate original amount of the Dollar Equivalent of the Foreign Currency Lenders’ Foreign Currency Loan Commitments is $30,000,000; provided that the Foreign Currency Loan Commitments of Foreign Currency Lenders shall be adjusted to give effect to any assignments of the Foreign Currency Loan Commitments pursuant to subsection 10.1B; and provided further that any reduction of the Revolving Loan Commitments pursuant to subsection 2.4 or 6.4C that reduces the aggregate Revolving Loan Commitments to an amount less than the then-current Dollar Equivalent of the Foreign Currency Loan Commitments shall result in an automatic corresponding reduction of the Foreign Currency Loan Commitments to the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of Borrower, Administrative Agent or Lenders. Each Foreign Currency Lender’s Foreign Currency Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Foreign Currency Loans and all other amounts owed hereunder with respect to Foreign Currency Loans and the Foreign Currency Loan

Commitments shall be paid in full no later than that date. Subject to the provisions of subsection 2.4A, amounts borrowed under this subsection 2.1A(iii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

Anything contained in this agreement to the contrary notwithstanding, the Foreign Currency Loans and the Foreign Currency Loan Commitments shall be subject to the limitations regarding the Revolving Loan Commitments set forth in subsection 2.1A(ii).

(iv) Foreign Currency Participations. Each Lender that is not a Foreign Currency Lender shall be deemed to have purchased, and hereby agrees to purchase, a participation in each outstanding Foreign Currency Loan made by Fronting Lender in an amount equal to its Pro Rata Share of the unpaid amount of all Foreign Currency Loans being made at such time together with accrued interest thereon (each, a “Foreign Currency Participation”). Upon demand from Fronting Lender if any amount in respect of the principal or interest owing to Fronting Lender is not paid by or on behalf of Borrower when due in accordance with this Agreement, each such Lender (a “Foreign Currency Participant”) shall deliver to Fronting Lender an amount equal to the Dollar Equivalent of its respective Foreign Currency Participation in same day funds in U.S. Dollars at the Funding and Payment Office designated by Fronting Lender. If any amount required to be paid by any Foreign Currency Participant to Fronting Lender pursuant to this subsection 2.1A(iv) is not paid to Fronting Lender when due but is paid within three Business Days after the date such payment is due, such Foreign Currency Participant shall pay to Fronting Lender on demand (or, at Fronting Lender’s election, Fronting Lender may deduct from any interest payments made by Borrower in respect of the Foreign Currency Loan) an amount equal to the product of (i) such amount, times (ii) the Overnight Rate in respect of the related Approved Foreign Currency determined by Fronting Lender during the period from and including the date such payment is required to the date on which such payment is immediately available to Fronting Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If such amount required to be paid by any Foreign Currency Participant pursuant to this subsection 2.1A(iv) is not in fact made available to Fronting Lender by such Foreign Currency Participant within three Business Days after the date such payment is due, Fronting Lender shall be entitled to recover from such Foreign Currency Participant, on demand (or, at Fronting Lender’s election, Fronting Lender may deduct from any interest payments made by Borrower in respect of the Foreign Currency Loan), such amount with interest thereon calculated from such due date at the rate per annum equal to the rate applicable thereto in accordance with the preceding sentence plus the Applicable LIBOR Margin in respect of LIBOR Loans. A certificate of Fronting Lender submitted to any Foreign Currency Participant with respect to any amounts owing under this subsection 2.1A(iv) shall be conclusive in the absence of manifest error. If Fronting Lender receives a payment with respect to any Foreign Currency Loan in which Foreign Currency Participations have been purchased and as to which the purchase price has been requested by Fronting Lender and delivered by a Foreign Currency Participant as provided in this subsection 2.1A(iv), Fronting Lender shall promptly distribute to such Foreign Currency Participant its ratable share of such payment. If Fronting Lender shall pay any amount to a Foreign Currency Participant pursuant to this subsection 2.1A(iv) in the belief or expectation that a related payment has been or will be received or collected and such related payment is not received or collected by Fronting Lender, then such Foreign Currency Participant will promptly on demand by Fronting Lender return such amount to Fronting Lender, together with interest thereon at such rate as Fronting Lender shall determine to be customary between banks for correction of errors. If Fronting Lender determines at any time that any amount received or collected by Fronting Lender pursuant to this Agreement is to be returned to Borrower under this Agreement or paid to any other Person or entity pursuant to any insolvency law, any sharing clause in this Agreement, or otherwise, then, notwithstanding any other provision of this Agreement, Fronting Lender shall not be required to distribute any portion thereof to any Foreign Currency Participant, and each such Foreign Currency Participant will promptly on demand by Fronting Lender repay any portion that Fronting Lender shall have distributed to such Foreign Currency Participant, together with interest thereon at such rate, if any, as Fronting Lender shall pay to Borrower or such other Person or entity with respect thereto. If any amounts returned to Borrower pursuant to this subsection 2.1A(iv) are later recovered by Fronting Lender, Fronting Lender shall promptly pay to each Foreign Currency Participant a proportionate share based on such Foreign Currency Participant’s Foreign Currency Participation.

If Fronting Lender incurs any costs or expenses (including, without limitation, in indemnifying Administrative Agent pursuant to subsection 9.4) in connection with any effort to enforce or protect rights or interests relating to a Foreign Currency Loan, other than in the case of Fronting Lender’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction, then each Foreign Currency Participant will reimburse Fronting Lender on demand for each such Foreign Currency Participant’s proportionate share based on such Foreign Currency Participant’s Foreign Currency Participation of any portion of such cost or expenses which is not reimbursed by or on behalf of Borrower. If Fronting Lender recovers any amount for which Fronting Lender has previously been reimbursed by a Foreign Currency Participant hereunder, Fronting Lender shall promptly distribute to each such Foreign Currency Participant such Foreign Currency Participant’s proportionate share thereof based on its Foreign Currency Participation.

Anything contained herein to the contrary notwithstanding, the obligation of each Foreign Currency Participant to purchase a Foreign Currency Participation in any unpaid Foreign Currency Loans pursuant to this subsection 2.1A(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Fronting Lender, Borrower or any other Person for any reason whatsoever; (2) the occurrence or continuation of an Event of Default or a Potential Event of Default; (3) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower or any of its Subsidiaries; (4) any breach of this Agreement or any other Loan Document by any party thereto; or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. In no event shall the Foreign Currency Participation be construed as a loan or other extension of credit by a Lender to Fronting Lender.

(v) Participation Fees. Subject to the immediately succeeding sentence, with respect to Foreign Currency Loans, Foreign Currency Participants shall be entitled to receive as compensation a participation fee equal to such Foreign Currency Participant’s ratable share of an amount equal to the excess of the interest received by Fronting Lender from the Borrower with respect to Foreign Currency Loans for the period for which the determination is being made over an amount equal to the Adjusted LIBOR on such Foreign Currency Loans. If such Foreign Currency Participant has funded its participation in a Foreign Currency Loan, Fronting Lender shall instead pay to such Foreign Currency Participant such amounts as are required pursuant to subsection 2.1A(iv). All such participation fees shall be paid by Fronting Lender to Foreign Currency Participants in U.S. Dollars, not more than two Business Days after receipt by Fronting Lender of each such payment of interest from or on behalf of the Borrower with respect to Foreign Currency Loans, calculated at the applicable Exchange Rate for the currency of the Loan as of the applicable date of determination.”

C. Rate of Interest. Subsection 2.2A of the Credit Agreement is hereby amended by adding the following phrase to the end of the second sentence thereof: “; provided that each Foreign Currency Loan shall bear interest at a rate determined by reference to Adjusted LIBOR.”

D. Interest Payments. Subsection 2.2C of the Credit Agreement is hereby amended by adding the following phrase to the end thereof: “; provided further that if market practice differs as to Foreign Currency Loans, Administrative Agent in its discretion may notify Borrower and Lenders of such other market practice and upon such notification, interest on such Foreign Currency Loans shall accrue and be payable in accordance with such market practice.”

E. Computation of Interest. Subsection 2.2F of the Credit Agreement is hereby amended by adding the following phrase to the end thereof: “; provided further that if market practice differs as to Foreign Currency Loans, Administrative Agent in its discretion may notify Borrower and Lenders of such other market practice and upon such notification, interest on such Foreign Currency Loans shall be calculated in accordance with such market practice.”

F. Fees. Subsection 2.3 of the Credit Agreement is hereby amended by renumbering the existing subsection 2.3B as “2.3C” and by adding a new subsection 2.3B as follows:

“B. Foreign Currency Lending Fees. Borrower agrees to pay to Fronting Lender (i) an offshore lending fee of 0.125% per annum of the Dollar Equivalent amount of the Foreign Currency Loans fronted by Fronting Lender (which shall not include such Lender’s ratable share of any Foreign Currency Loans not fronted) during the period each such Foreign Currency Loan remains outstanding, such fee to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable in U.S. Dollars, quarterly in arrears on the first Business Day of each Fiscal Quarter, commencing on the first such date to occur after any such Foreign Currency Loan is made and (ii) on each Interest Payment Date, a fronting fee equal to Fronting Lender’s cost of acquiring the Approved Foreign Currency, based on prevailing rates in the applicable foreign currency market.”

G. Prepayments and Reductions from Net Asset Sale Proceeds. Subsection 2.4B(iii)(a) of the Credit Agreement is hereby amended by adding the following after the first sentence thereof:

“In the case of an Asset Sale by a Foreign Loan Party, Borrower shall cause such Foreign Loan Party to either (1) prepay the Intercompany Loans made to such Foreign Loan Party or (2) reinvest such Net Asset Sale Proceeds to the extent permitted pursuant to the preceding clause (2). To the extent that the Net Asset Sale Proceeds receivable by any Foreign Loan Party exceed the aggregate outstanding amount of such Foreign Loan Party’s Intercompany Loans, Borrower shall prepay the Loans of Borrower in an aggregate amount equal to such excess proceeds and the Revolving Loan Commitments shall be permanently reduced in an amount equal to such excess proceeds.”

H. Prepayments and reductions from Net Insurance/ Condemnation Proceeds. Subsection 2.4B(iii)(b) of the Credit Agreement is hereby amended by adding the following to the end thereof:

“In the case of receipt of such Net Insurance/Condemnation Proceeds by a Foreign Loan Party, such Foreign Loan Party shall prepay the Intercompany Loans in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds in a manner consistent with the prepayments made pursuant to the foregoing subsection 2.4B(iii)(a).”

I. Calculations of Net Proceeds Amounts; Additional Prepayments and Reductions Based on Subsequent Calculations. Subsection 2.4B(iii)(g) of the Credit Agreement is hereby amended by adding the following to the end thereof:

“With respect to Intercompany Loans, the Officer’s Certificate so delivered shall indicate any related reduction in Intercompany Loans or Intercompany Notes,

and, to the extent applicable (in the event the Net Proceeds Amount is determined to be greater than as set forth on such Officer’s Certificate) Foreign Loan Parties shall prepay the Intercompany Loans in an amount equal to the amount of such excess.”

J. Prepayments due to Reductions or Restrictions of Revolving Loan Commitments. Subsection 2.4B(iii)(h) of the Credit Agreement is hereby amended by deleting the text thereof appearing under the heading in its entirety and substituting the following therefor:

“Borrower shall from time to time prepay the Revolving Loans (or, if the Revolving Loans have been prepaid in full, cash collateralize Letters of Credit) to the extent necessary so that (i) the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect and (ii) the aggregate amount of all Revolving Loans that are Foreign Currency Loans shall not at any time exceed the Dollar Equivalent of $30,000,000.”

K. Prepayments Due to Prepayments of Intercompany Loans. Subsection 2.4B(iii) of the Credit Agreement is hereby amended by adding a new clause (i) to the end thereof as follows:

“(i) Prepayments Due to Prepayments of Intercompany Loans. No later than the first Business Day following Borrower’s receipt of any repayment of Intercompany Loans by any Foreign Loan Party, Borrower shall prepay the Loans but without any permanent reduction in the Revolving Loan Commitments unless otherwise required pursuant to the foregoing subsections 2.4B(iii)(a)-(b) in an aggregate amount equal to the amount of such Intercompany Loan repayment.”

L. Manner and Time of Payment. Subsection 2.4C(i) of the Credit Agreement is hereby amended by deleting the first sentence thereof and substituting the following therefor:

“All payments by or on behalf of Borrower of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in the currency of such Obligations in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 1:00 P.M. (New York City time), with respect to Loans denominated in U.S. Dollars, and at such local times in the countries of settlement as specified from time to time by Administrative Agent, with respect to Loans denominated in Approved Foreign Currencies, on the date due at the Administrative Agent’s Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrower on the next succeeding Business Day.”

M. Apportionment of Payments. Subsection 2.4C(iii) of the Credit Agreement is hereby amended by adding the following immediately after the second sentence thereof:

“All such distributions to Lenders who are Foreign Currency Participants with respect to Foreign Currency Loans shall be made in U.S. Dollars, calculated at the applicable Exchange Rate for such currency as of the applicable date of determination.”

1.3 Amendments to Section 6: Borrower’s Affirmative Covenants.

A. Subsidiaries of Foreign Loan Parties. Subsection 6.8 of the Credit Agreement is hereby amended by adding a new subsection 6.8D to the end thereof as follows:

“D. Subsidiaries of Foreign Loan Parties. If any Person becomes a Foreign Loan Party or a Subsidiary of a Foreign Loan Party after the date hereof, Borrower will promptly notify Administrative Agent of that fact and, unless Borrower otherwise requests and Administrative Agent consents thereto, cause such Foreign Loan Party or Subsidiary to execute and deliver to Borrower counterparts of, or such additional, Intercompany Notes, Intercompany Note Guaranties and Intercompany Collateral Documents, and to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in Subsection 4.1L) as may be reasonably necessary or, in the reasonable opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a First Priority Lien on all of the personal and mixed property assets of such Foreign Loan Party or such Subsidiary of such Foreign Loan Party.”

1.4 Amendments to Section 7: Borrower’s Negative Covenants.

A. Indebtedness. Subsection 7.1 of the Credit Agreement is hereby amended (i) by deleting the word “and” at the end of clause (vii) thereof, (ii) by substituting “; and” for the period at the end of clause (viii) thereof, and (iii) by adding a new clause (ix) thereto as follows:

“(ix) any Foreign Loan Party may become and remain liable with respect to any Indebtedness to any other Foreign Loan Party in the same Approved Jurisdiction, and each Foreign Loan Party may become and remain liable with respect to Indebtedness owed to Borrower or a Subsidiary Guarantor, which Indebtedness is evidenced by an Intercompany Note, guaranteed by the Intercompany Note Guaranties and secured by the Intercompany Collateral Documents pursuant to the provisions of this Agreement, provided that (a) in connection with the incurrence of any such Indebtedness by Borrower’s Subsidiary in the United Kingdom, Central Garden & Pet Company Limited, such

Subsidiary shall have acquired substantially all of the assets of Lawrence PLC’s global pet supplies business (other than intellectual property) or such other assets as may be approved by Administrative Agent, on terms and conditions acceptable to Administrative Agent, (b) the aggregate amount of all such Indebtedness of all Foreign Loan Parties shall not exceed the lesser of (1) the Dollar Equivalent of $17,000,000 and (2) the fair market value of the assets owned by such Foreign Loan Parties incurring such Indebtedness, in each case determined as of the date such Indebtedness is incurred and (c) the Intercompany Note shall have been pledged to Administrative Agent pursuant to the Security Agreement, and a Lien on all such intercompany Indebtedness shall have been granted to Administrative Agent for the benefit of Lenders.”

B. Investments; Acquisitions. Subsection 7.3 of the Credit Agreement is hereby amended by deleting clause (iii) thereof in its entirety and substituting the following therefor: “(iii) Borrower and its Subsidiaries may make intercompany loans to the extent permitted under Subsections 7.1(iii) or (ix);” and (ii) by deleting clause (ii) thereof in its entirety and substituting the following therefor:

“(ii) Borrower and its Subsidiaries may continue to own the Investments owned by them as of the Closing Date in any Subsidiaries of Borrower; Borrower and Subsidiary Guarantors may make and own additional Investments in Subsidiary Guarantors or in Borrower; any Foreign Loan Party may make and own Investments in any other Foreign Loan Party in the same Approved Jurisdiction or as otherwise permitted pursuant to Subsection 7.1(ix); and any Subsidiary which is not a Subsidiary Guarantor or Foreign Loan Party may make and own Investments in Borrower or any other Subsidiary;”

C. Contingent Obligations. Subsection 7.4 of the Credit Agreement is hereby amended (i) by adding the phrase “and the Intercompany Note Guaranties” to the end of clause (i) thereof and (ii) by adding the phrase “and with respect to Contingent Obligations in connection with the guaranty of two real property leases of Central Garden & Pet Company Limited in the United Kingdom” to the end of clause (iv) thereof.

D. Restriction on Fundamental Changes; Asset Sales. Subsection 7.7 of the Credit Agreement is hereby amended by adding the following to the end of clause (i) thereof:

“; and any Foreign Loan Party may be merged with or into any other Foreign Loan Party in the same Approved Jurisdiction, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any other Foreign Loan Party in the same Approved Jurisdiction;”

1.5 Amendments to Section 8: Events of Default.

A. Remedies Upon Default. Section 8 of the Credit Agreement is hereby amended by adding the following to the end of the first text paragraph appearing after subsection 8.15 (such paragraph beginning with the word “THEN”):

“Upon the occurrence of an Event of Default, at the option of Administrative Agent, any Foreign Currency Loans shall be converted into Loans denominated in U.S. Dollars at the then-current Exchange Rate and shall thereafter be payable only in U.S. Dollars.”

1.6 Amendments to Section 10: Miscellaneous.

A. Judgment Currency. Section 10 of the Credit Agreement is hereby amended by adding a new subsection 10.25 to the end thereof as follows:

“10.25 Judgment Currency.

If, for the purposes of Administrative Agent or Lenders obtaining judgment in any court, it is necessary to convert a sum due hereunder in U.S. Dollars into another currency, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures Administrative Agent or a Lender could purchase the U.S. Dollars with such other currency in New York, New York on the Business Day immediately preceding the day on which any such judgment, or any relevant part thereof, is given.

The obligations of Borrower in respect of any sum due from it to Administrative Agent or any Lender hereunder shall, notwithstanding any judgment in a currency other than U.S. Dollars, be discharged only to the extent that on the Business Day following receipt by Administrative Agent or such Lender of any sum adjudged to be so due in such other currency Administrative Agent or such Lender may in accordance with normal banking procedures purchase U.S. Dollars with such other currency; if the U.S. Dollars so purchased are less than the sum originally due Administrative Agent or such Lender in U.S. Dollars, Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Administrative Agent or such Lender against such loss, and if the U.S. Dollars so purchased exceed the sum originally due to Administrative Agent or such Lender in U.S. Dollars, Lender shall remit such excess to Borrower.”

1.7 Amendments to Exhibits.

Exhibit I (Form of Notice of Borrowing), Exhibit II (Form of Notice of Conversion/Continuation) and Exhibit VI (Form of Compliance Certificate) to the Credit Agreement are hereby amended and restated in their entirety as set forth on the attached Annexes A-1, A-2, and A-3 respectively.

1.8 Amendments to Schedules.

Schedule 1.1 (Mandatory Cost Rate) is hereby added to the Credit Agreement as set forth on the attached Annex B-1.

Section 2. AMENDMENTS TO THE CREDIT AGREEMENT – INCREASE IN REVOLVING LOAN COMMITMENTS

2.1 Amendments to Section 2: Amounts and Terms of Commitments and Loans

A. Revolving Loan Commitments. Subsection 2.1A(ii) of the Credit Agreement is hereby amended (i) by deleting the phrase “The aggregate original amount of the Revolving Loan Commitments is $100,000,000” appearing therein and substituting the phrase “The aggregate amount of the Revolving Loan Commitments is $125,000,000” therefor.

Section 3. CONDITIONS TO EFFECTIVENESS

3.1 Conditions to Effectiveness of Section 1.

Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Foreign Currency Loan Effective Date”):

A. On or before the Foreign Currency Loan Effective Date, Borrower shall deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) copies of this Amendment, executed by Borrower and each Credit Support Party.

B. On or before the Foreign Currency Loan Effective Date, Administrative Agent shall have executed copies of this Amendment on behalf of itself and consenting Lenders.

C. On or before the Foreign Currency Loan Effective Date, Borrower and Subsidiary Guarantors shall have taken or caused to be taken all actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, including but not limited to (i) certificates evidencing 66% of the voting Capital Stock of all Foreign Subsidiaries, and (ii) such Intercompany Notes, Intercompany Note Guaranties and Intercompany Collateral Documents and documents related thereto required to be delivered under the Credit Agreement as amended by Section 1 hereof, and shall have made or caused to be made all filings, recordings and registrations that may be reasonably necessary or, in the reasonable opinion of Administrative Agent, desirable in order to create, perfect or maintain in favor of Administrative Agent, for the benefit of Lenders, a First Priority Lien in the Collateral.

D. On or before the Foreign Currency Loan Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

3.2 Conditions to Effectiveness of Section 2.

Section 2 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Third Amendment Effective Date”):

A. On or before the Third Amendment Effective Date, all of the conditions listed in Section 3.1 above shall have been met and Section 1 of this Amendment shall have become effective.

B. On or before the Foreign Currency Loan Effective Date, Borrower and Subsidiary Guarantors shall have taken or caused to be taken all actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, including but not limited to amendments to Mortgages relating to the Real Property Assets, and shall have made or caused to be made all filings, recordings and registrations that may be reasonably necessary or, in the reasonable opinion of Administrative Agent, desirable in order to create, perfect or maintain in favor of Administrative Agent, for the benefit of Lenders, a First Priority Lien in the Collateral.

C. On or before the Third Amendment Effective Date, new or existing Revolving Lenders shall have made, and Administrative Agent shall have accepted, additional Revolving Loan Commitments in an aggregate amount of $25,000,000.

3.3 Deemed Assignments; Adjustment of Pro Rata Shares

On the Third Amendment Effective Date, the Revolving Loan Commitments, Pro Rata Shares and outstanding Revolving Loans of each existing Revolving Lender will be adjusted to give effect to the increase in the Revolving Loan Commitments and the addition of one or more Lenders making new Revolving Loan Commitments. Each Revolving Lender acknowledges that on the Third Amendment Effective Date, (i) each existing Revolving Lender that is not increasing its Pro Rata Share of the Revolving Loan Commitments will be deemed to have assigned an appropriate portion of its Revolving Loan Commitments and outstanding Revolving Loans to Administrative Agent and (ii) immediately thereafter, Administrative Agent will be deemed to have assigned to each new Revolving Lender and existing Revolving Lender that is increasing its Pro Rata Share of the Revolving Loan Commitments its new or increased portion of the outstanding Revolving Loans and the Revolving Loan Commitments. Administrative Agent will notify each Revolving Lender of its Pro Rata Share of the Revolving Loans and Revolving Loan Commitments, as so adjusted. On or before the Third Amendment Effective Date, each new Revolving Lender and each Revolving Lender increasing its Pro Rata

Share of the outstanding Revolving Loans in connection with this Amendment shall deliver funds representing the amount of its increase to Administrative Agent, for distribution to each Revolving Lender whose Pro Rata Share decreased as a result of this Amendment. To the extent that any such adjustment of Pro Rata Shares results in losses or expenses to any Lender as a result of the prepayment of any LIBOR Loan on a date other than the scheduled last day of the applicable Interest Period, Borrower acknowledges that it shall be responsible for such losses or expenses pursuant to Subsection 2.6D of the Credit Agreement.

Section 4. BORROWER’S REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Borrower represents and warrants to each Lender that the following statements are true, correct and complete:

A. Corporate Power and Authority. Borrower and each Credit Support Party has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Borrower and each Credit Support Party.

C. No Conflict. The execution and delivery by Borrower and each Credit Support Party of this Amendment and the performance by Borrower of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Borrower or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Borrower or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Borrower or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower or any of its Subsidiaries, except pursuant to the Loan Documents, or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Borrower or any of its Subsidiaries.

D. Governmental Consents. The execution and delivery by Borrower and each Credit Support Party of this Amendment and the performance by Borrower of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

E. Binding Obligation. This Amendment has been duly executed and delivered by Borrower and each Credit Support Party and this Amendment and the Amended Agreement are the legally valid and binding obligations of Borrower and each Credit Support Party, enforceable against Borrower and each Credit Support Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

F. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Foreign Currency Loan Effective Date and the Third Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

Section 5. ACKNOWLEDGEMENT AND CONSENT

Borrower is a party to certain Collateral Documents pursuant to which Borrower has created Liens in favor of Administrative Agent on certain Collateral to secure the Obligations. Each Subsidiary is a party to a Subsidiary Guaranty and certain Collateral Documents pursuant to which such Subsidiary has (i) guarantied the Obligations and (ii) created Liens in favor of Administrative Agent on certain Collateral to secure the obligations of such Subsidiary under the Subsidiary Guaranty. Borrower and each Subsidiary are collectively referred to herein as the “Credit Support Parties”, and the Subsidiary Guaranties and Collateral Documents referred to above are collectively referred to herein as the “Credit Support Documents”.

Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all “Obligations,” “Guarantied Obligations” and “Secured Obligations,” or other similar terms, as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including, without limitation, the payment and performance of all such “Obligations,” “Guarantied Obligations” or “Secured Obligations,” or similar terms, as the case may be, in respect of the Obligations of Borrower now or hereafter existing under or in respect of the Amended Agreement and the Notes.

Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support

Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Foreign Currency Loan Effective Date and the Third Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

Each Credit Support Party (other than Borrower) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

Section 6. MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the Foreign Currency Loan Effective Date and the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

(ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

B. Fees and Expenses. Borrower acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by the Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrower.

C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

E. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment (other than the provisions of Sections 1 and 2 hereof, the effectiveness of which is governed by Section 3 hereof) shall become effective upon the execution of a counterpart hereof by Borrower, each Credit Support Party and Administrative Agent and the execution of a Lender Consent by consenting Lenders and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

CENTRAL GARDEN & PET COMPANY

By:	/s/ Stuart W. Booth
Name:	Stuart W. Booth
Title:	Vice President & Chief Financial Officer

ALL-GLASS AQUARIUM CO., INC.
CGP ACQUISITION CORP. I, LLC
FOUR PAWS PRODUCTS LTD.
GRANT LABORATORIES, INC.
GRO TEC, INC.
KAYTEE PRODUCTS, INC.
MATTHEWS REDWOOD & NURSERY SUPPLY, INC.
NEW ENGLAND POTTERY, LLC
NORCAL POTTERY PRODUCTS, INC.
OCEANIC SYSTEMS, INC.
PENNINGTON SEED INC. OF NEBRASKA
PENNINGTON SEED, INC.
PHAETON CORPORATION
SEEDS WEST, INC.
T.F.H. PUBLICATIONS, INC.
WELLMARK INTERNATIONAL
(for purposes of Section 5 only)
as a Credit Support Party

By:	/s/ Stuart W. Booth
Name:	Stuart W. Booth
Title:	Vice President & Chief Financial Officer

CANADIAN IMPERIAL BANK OF COMMERCE,
as Administrative Agent

By:	/s/ Dean J. Decker
Dean J. Decker
Managing Director
CIBC World Markets Corp., AS AGENT

EXHIBIT A

to Third Amendment

to Credit Agreement

CONSENT OF LENDER

Reference is hereby made to the Third Amendment to Credit Agreement (the “Amendment”) dated as of             , 2004 by and between Central Garden & Pet Company, a Delaware corporation (“Borrower”), and Canadian Imperial Bank of Commerce, as administrative agent for the Lenders (“Administrative Agent”), which is made with reference to that certain Credit Agreement dated as of May 14, 2003, as amended by the First Amendment to Credit Agreement dated as of October 27, 2003 and the Second Amendment to Credit Agreement dated as of February 12, 2004 (the “Credit Agreement”), by and among Borrower, the financial institutions listed therein as Lenders, the Co-Syndication Agents listed therein, and the Administrative Agent.

The undersigned Lender hereby consents to the execution and delivery of the Amendment by Administrative Agent on its behalf, substantially in the form of the draft presented to the undersigned Lender on             , 2004.

Dated:             , 2004

[Name of Institution]

By:
Name:
Title:

ANNEX A-1

EXHIBIT I

[FORM OF NOTICE OF BORROWING]

NOTICE OF BORROWING

Pursuant to that certain Credit Agreement dated as of May 14, 2003, as amended, restated, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, restated, supplemented or otherwise modified, being the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Central Garden & Pet Company, a Delaware corporation (the “Borrower”), the financial institutions party thereto as lenders (collectively, “Lenders”), the financial institutions party thereto as agents and Canadian Imperial Bank of Commerce, as agent for Lenders (in such capacity, the “Administrative Agent”), this represents Borrower’s request to borrow as follows:

1.	Date of borrowing: ,

2.	Amount of borrowing:

3.	Currency:

4.	Type of Loans:	Revolving Loans

5.	Interest rate option:	☐ a.	Base Rate Loan(s) (U.S. Dollars only)

		☐ b.	LIBOR Loans with an initial Interest Period of month(s)

The proceeds of such Loans are to be deposited in Borrower’s account at [            ] ABA Number:            , Account Number:            , Account Name:            , and Reference:            .

The undersigned officer, on behalf of Borrower, and Borrower certify that:

(i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date; provided, that where a representation and warranty is already qualified as to materiality, such materiality qualifier shall be disregarded for purposes of this condition;

(ii) No event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby and the application of proceeds hereof that would constitute an Event of Default or a Potential Event of Default;

(iii) Each Loan Party has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof;

(iv) The making of the Loans requested on the date hereof shall not violate any law including Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

(v) The undersigned has read this Notice of Borrowing and any definitions or other provisions contained in the Credit Agreement relating thereto, and in the opinion of the undersigned, has made or caused to be made such examination or investigation as is reasonably necessary to enable the undersigned to express an informed opinion as to the compliance with all conditions precedent to the making of any Loans requested hereunder.

DATED:	CENTRAL GARDEN & PET COMPANY

By:
Name:
Title:

ANNEX A-2

EXHIBIT II

[FORM OF NOTICE OF CONVERSION/CONTINUATION]

NOTICE OF CONVERSION/CONTINUATION

Pursuant to that certain Credit Agreement dated as of May 14, 2003, as amended, restated, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, restated, supplemented or otherwise modified, being the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Central Garden & Pet Company, a Delaware corporation (the “Borrower”), the financial institutions party thereto as lenders (collectively, “Lenders”), the financial institutions party thereto as agents and Canadian Imperial Bank of Commerce, as agent for Lenders (in such capacity, the “Administrative Agent”), this represents Borrower’s request to convert or continue Loans as follows:

1.	Date of conversion/continuation: ,

2.	Amount of Loans being converted/continued:

3.	Currency:

3.	Type of Loans being ☐a. Tranche B Term Loans

converted/continued: ☐b. Revolving Loans

4.	Nature of conversion/continuation:

☐ a. Conversion of Base Rate Loans to LIBOR Loans (U.S. Dollars only)

☐ b. Conversion of LIBOR Loans to Base Rate Loans (U.S. Dollars only)

☐ c. Continuation of LIBOR Loans as such

5.	If Loans are being continued as or converted to LIBOR Loans, the duration of the new Interest Period that commences on the conversion/continuation date: month(s)

In the case of a conversion to or continuation of LIBOR Loans, the undersigned officer, to the best of his or her knowledge, and Borrower certify that no Event of Default or Potential Event of Default has occurred and is continuing under the Credit Agreement.

DATED:	CENTRAL GARDEN & PET COMPANY

By:
Name:
Title:

ANNEX A-3

EXHIBIT VI

[FORM OF COMPLIANCE CERTIFICATE]

COMPLIANCE CERTIFICATE

EACH OF THE UNDERSIGNED HEREBY CERTIFY THAT:

(1) I am the duly elected Vice President, Finance and Chief Financial Officer of Central Garden & Pet Company, a Delaware corporation (the “Borrower”);

(2) I have reviewed the terms of that certain Credit Agreement dated as of May 14, 2003 as amended, restated, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, restated, supplemented or otherwise modified, being the “Credit Agreement”, the terms defined therein and not otherwise defined in this Certificate (including Attachment No. 1 annexed hereto and made a part hereof) being used in this Certificate as therein defined), by and among Borrower, the financial institutions party thereto as lenders, the financial institutions party thereto as agents and Canadian Imperial Bank of Commerce, as Administrative Agent, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements; and

(3) The examination described in paragraph (2) above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Potential Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth below].

[Set forth [below] [in a separate attachment to this Certificate] are all exceptions to paragraph (3) above listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

                                                                                                                                                                            ]

The foregoing certifications, together with the computations set forth in Attachment No. 1 annexed hereto and made a part hereof and the financial statements delivered with this Certificate in support hereof, are made and delivered this      day of             , 200_ pursuant to Subsection 6.1(iv) of the Credit Agreement.

CENTRAL GARDEN & PET COMPANY

By:	/s/ Stuart W. Booth
Name:	Stuart W. Booth
Title:	Vice President, Finance and Chief Financial Officer

ATTACHMENT NO. 1

TO COMPLIANCE CERTIFICATE

This Attachment No. 1 is attached to and made a part of a Compliance Certificate dated as of                     , 200   and pertains to the period ending                     , 200  . Subsection references herein relate to Subsections of the Credit Agreement.

A.	Indebtedness

1.	Aggregate principal amount of additional Subordinated Indebtedness permitted under Subsection 7.1(vii):	$

2.	Maximum permitted under Subsection 7.1(vii):		$150,000,000

3.	Aggregate principal amount of other Indebtedness outstanding pursuant to Subsection 7.4(vii):	$

4.	Aggregate amount of other Contingent Obligations outstanding pursuant to Subsection 7.4(vii):	$

5.	Aggregate principal amount of other Indebtedness and other Contingent Obligations outstanding under Subsection 7.4(vii) (same as D.1):	$

6.	Maximum permitted under Subsection 7.1(viii):		$20,000,000

7.	Aggregate principal amount of Indebtedness of Foreign Loan Parties to Borrower or Subsidiary Guarantors:	$

8.	Maximum permitted under Subsection 7.1(ix):	$

B.	Liens

1.	Aggregate amount of Indebtedness secured by Liens permitted under Subsection 7.2(iv):	$

2.	Maximum aggregate amount of Indebtedness secured by Liens permitted under Subsection 7.2(iv):		$20,000,000

C.	Investments; Acquisitions

1.	Aggregate purchase price of acquisitions by Borrower and its Subsidiaries:	$

2.	Maximum permitted under Subsections 7.3(v) and 7.1(vi):		$75,000,000

3.	Aggregate principal amount of other Investments (including Capital Stock) permitted under Subsection 7.3(vi) :	$

4.	Maximum permitted under Subsection 7.3(vi):		$50,000,000

5.	Aggregate amount of repurchases of Borrower’s Capital Stock:	$

6.	Maximum permitted under Subsection 7.3(vi):		$10,000,000

D.	Contingent Obligations

1.	Total Contingent Obligations, and Indebtedness outstanding under Subsection 7.4(vii) (same as A.5):	$

2.	Maximum permitted under Subsection 7.4(vii):		$20,000,000

E.	Minimum Interest Coverage Ratio (for the four-Fiscal Quarter period ending , )

1.	Consolidated Net Income:	$

2.	Consolidated Interest Expense:	$

3.	Provisions for taxes based on income:	$

4.	Total depreciation expense:	$

5.	Total amortization expense:	$

6.	Other non-recurring and non-cash items reducing Consolidated Net Income but not requiring the expenditure of cash[1]:	$

7.	Interest Income:

8.	Other non-recurring non-cash items increasing Consolidated Net Income but not constituting the receipt of cash:	$

9.	Consolidated EBITDA (1+2+3+4+5+6-7-8):	$

10.	Interest Coverage Ratio (E.9):(E.2):		:1.00

11.	Minimum ratio required under Subsection 7.6A:		:1.00

F.	Maximum Total Leverage Ratio (as of , )

1.	Consolidated Total Debt:	$

2.	Consolidated EBITDA (E.9 above plus/minus any adjustment for any Asset Sales or other acquisitions or dispositions of assets):	$

3.	Consolidated Total Leverage Ratio (F.1):(F.2):		:1.00

4.	Maximum ratio permitted under Subsection 7.6B:		:1.00

G.	Maximum Senior Leverage Ratio (as of , )

1.	Consolidated Total Debt (F.1 above):	$

2.	Aggregate principal amount of all unsecured Subordinated Indebtedness of Borrower and its Subsidiaries, determined on a consolidated basis:	$

[1]	This amount includes such acquisition and transaction costs as may be approved by Administrative Agent in its sole but reasonable discretion. For Fiscal Year 2003, not more than $5,000,000 in the aggregate, and for each Fiscal Year thereafter, not more than $2,000,000 in the aggregate of all non-recurring and non-cash items (other than those described in the preceding sentence) shall be included in line E6.

3.	Consolidated Senior Debt (G.1 – G.2):	$

4.	Consolidated EBITDA (E.9 above plus/minus any adjustment for any Asset Sales or other acquisitions or dispositions of assets):	$

5.	Consolidated Senior Leverage Ratio (G.3):(G.4):		:1.00

6.	Maximum ratio permitted under Subsection 7.6C:		:1.00

H.	Minimum Consolidated Tangible Net Worth (as of , )

1.	85% of Consolidated Tangible Net Worth as of the Closing Date:	$

2.	50% of the positive Consolidated Net Income for each Fiscal Quarter ending after the Closing Date:	$

3.	100% of the Net Securities Proceeds of the issuance of Capital Stock:	$

4.	Minimum required under Subsection 7.6D (H.1 + H.2 + H.3):	$

5.	Consolidated Tangible Net Worth as of the last day of the most recently ended Fiscal Quarter (amount may not be less than H.4 above):	$

I.	Asset Sales

1.	Aggregate fair market value of assets sold in any one or more Asset Sales after the Effective Date in one or more transactions permitted under Subsection 7.7(v):	$

2.	Maximum permitted under Subsection 7.7(v):		$25,000,000

J.	Consolidated Capital Expenditures

1.	Consolidated Capital Expenditures for Fiscal Year-to-date[2]:	$

2.	Maximum amount of Consolidated Capital Expenditures permitted under Subsection 7.8 for Fiscal Year (as increased pursuant to Subsection 7.8 in an amount not to exceed $5,000,000):	$	[20,000,000	][3]

K.	Lease Payments

1.	Maximum rental payments paid or payable during current Fiscal Year:	$

2.	Maximum permitted under Subsection 7.12:		$30,000,000

2 This amount shall exclude for Fiscal Year 2003, any expansion capital expenditures related to Borrower’s Kaytee product line.

3 This amount as increased pursuant to Subsection 7.8 in an amount not to exceed $5,000,000.

ANNEX B-1

SCHEDULE 1.1

MANDATORY COST RATE

1.	The Mandatory Cost Rate is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost Rate will be calculated by the Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.	The Additional Cost Rate for any Lender lending from an office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by that Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that lending office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that lending office.

4.	The Additional Cost Rate for any Lender lending from an office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a)	in relation to a sterling Loan:

AB + C (B – D) + E X 0.01	per cent. per annum
100 – (A+C)

(b)	in relation to a Loan in any currency other than sterling:

E X 0.01	per cent. per annum.
300

Where:

A	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B	is the rate determined in accordance with the first sentence of the definition of “Adjusted LIBOR” applicable to such Loan.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

E	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the applicable Lenders to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.	If requested by the Administrative Agent, each Lender selected by Administrative Agent shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent, the rate of charge payable by that Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Lender as being the average of the Fee Tariffs applicable to that Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Lender.

8.	Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its lending office; and

(b)	any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent of any change to the information provided by it pursuant to this paragraph.

9.	The percentages of each Lender for the purpose of A and C above and the rates of charge of each Lender for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its lending office.

10.	The Administrative Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.	The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 7 and 8 above.

12.	Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13.	The Administrative Agent may from time to time, after consultation with Borrower and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.